Exhibit 99.1

Worksport Reports Record FY 2025 Results, Issues $35M–$42M 2026 Revenue Guidance; Targets Initial Cash Flow Positivity

Revenue Increases 90% YoY; Company Highlights Margin Expansion and Commercialization Milestones

West Seneca, New York, March 26, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced financial results for the full year ended December 31, 2025, as filed in its Annual Report on Form 10-K.

Fiscal 2025 Highlights

●	Record Net Sales: Net sales for fiscal 2025 reached $16.1 million, an 89.8% increase compared to $8.5 million in fiscal 2024.

●	Significant Margin Expansion: Full-year gross margin improved to 28%, up from 11% in fiscal 2024.

●	Strong Q4 Performance: Derived fourth-quarter gross margins reached approximately 30%, reflecting increased manufacturing efficiency and capacity utilization at the Company’s New York facility.

●	Dealer Network Growth: The partnered dealer network expanded sixfold in 2025, now exceeding 550 locations across the U.S. and Canada.

●	Online Sales Growth: Online sales grew 142% to $11.9 million, representing 74% of total revenue

●	Business-to-Business Growth: Distributor and jobber sales increased to $4.2 million, up from $0.4 million in 2024

●	Commercial Product Launches: Successfully launched the SOLIS solar-integrated cover and COR portable energy storage system in December 2025.

●	Quality Certification: Achieved ISO 9001 certification in April 2025, a critical prerequisite for pursuing Tier-1 OEM relationships with major automotive manufacturers.

Management noted that 2025 marked a transition year, with multiple product lines moving from development into early-stage commercialization.

2026 Financial Guidance and Strategic Outlook

Following a year of foundational investment, Worksport is providing the following guidance for fiscal 2026:

●	Revenue Guidance: The Company expects full-year 2026 revenue to be between $35 million and $42 million.

●	Gross Margin Target: Management has set a stable target of 35% gross margin for fiscal 2026.

●	Network Expansion: Management targets aggressive dealer network growth to 1,500 locations by the end of 2026. This dealer expansion is expected to be a leading revenue driver.

●	Path to Profitability: Worksport expects to reach initial operational cash-flow positivity within the second half of 2026.

●	“Game Changer” Product Launch: A next-generation hard tonneau cover featuring patented capabilities is expected to launch in early Q2 2026.

Balance Sheet and Liquidity

As of December 31, 2025, Worksport reported:

●	$5.95 million in cash
●	$3.4 million available under its revolving credit facility
●	Total liquidity of approximately $9.3 million

The Company indicated that its capital deployment in 2025 was directed toward scaling production capacity and advancing commercialization efforts.

Management Commentary

“2025 was a transformative year where we successfully bridged the gap from product conceptualization to large-scale market delivery,” said Steven Rossi, Worksport Founder & CEO. “We nearly doubled our top-line growth while dramatically improving our margin profile. With our New York facility now capable of producing over 125 units per 8-hour shift and our R&D hub in Missouri de-risking our clean-energy product launches, we believe the heavy lifting of building the platform is complete. Our focus in 2026 is squarely on execution, throughput, and achieving sustained profitability”.

Steven added: “Our infrastructure is now built for scale. We ended 2025 with a total liquidity position of over $9.3 million, providing us the runway needed to reach our goal of initial operational cash-flow positivity in the second half of 2026”.

Conference Call & Materials

Investors, analysts, and media are invited to register in advance for the live webcast, today, March 26, 2026, at 4:30pm ET.

Live Link: [Worksport FY 2025 Earnings Call Link]

The earnings call transcript, deck, and audio reply from the conference call will be available on the Worksport website https://investors.worksport.com/#reports after the call.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Worksport FY 2025 Report: Balance Sheet & Income Statement

Below is a summary excerpt from the Financial Statements section of ‘Worksport 10-K, March 26, 2026’ covering the fiscal year ending December 31, 2025. Investors are encouraged to review the complete 10-K filing and the accompanying Prepared Remarks, both linked above, for full context and analysis.

Worksport Ltd.

Consolidated Balance Sheets

December 31, 2025 and 2024

	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$5,945,894	$4,883,099
Accounts receivable, net	503,971	42,589
Other receivable	278,027	169,728
Inventories, net (Note 3)	9,530,671	5,190,054
Prepaid expenses and deposits (Note 6)	530,861	192,192
Total Current assets	16,789,424	10,477,662
Investment (Note 11)	67,033	66,308
Property and equipment, net (Note 4)	12,688,488	13,644,226
Operating lease right-of-use assets (Note 11)	272,598	595,415
Intangible assets, net (Note 5)	896,531	953,049
Total assets	$30,714,074	$25,736,660
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,107,085	$1,526,630
Accrued liabilities and other	1,400,730	800,283
Accrued compensation	420,210	377,112
Long-term debt, current portion (Note 12)	1,686,809	222,992
Lease liability, current portion (Note 11)	113,012	246,535
Total current liabilities	6,727,846	3,173,552
Lease liability, excluding current portion (Note 11)	159,526	368,472
Long-term debt, excluding current portion (Note 12)	950,481	4,781,005
Total liabilities	7,837,853	8,323,029

Shareholders’ equity
Series A, B and Series C Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 100 Series A, 0 Series B, and 427,812 Series C (for 2025) issued and outstanding, respectively (Note 7)	428	-

Common stock, $0.001 par value, 45,000,000 shares authorized, 9,814,665 and 4,016,205 shares issued and outstanding, respectively (Note 7)	9,814	4,016
Additional paid-in capital	101,357,686	79,781,674
Share subscriptions receivable	(55,684)	(1,577)
Share subscriptions payable	5,446,347	2,115,064
Accumulated deficit	(83,873,790)	(64,476,966)
Cumulative translation adjustment	(8,580)	(8,580)
Total shareholders’ equity	22,876,221	17,413,631
Total liabilities and shareholders’ equity	$30,714,074	$25,736,660

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-K.

Worksport Ltd.

Consolidated Statements of Operations and Comprehensive Loss

December 31, 2025 and 2024

	2025	2024

Net sales	$16,101,738	$8,484,379
Cost of sales	11,626,831	7,578,729
Gross profit	4,474,907	905,650

Operating expenses
Research and development	1,538,923	2,289,940
General and administrative	14,806,326	11,709,925
Sales and marketing	6,947,671	2,386,504
Gain on foreign exchange	(4,587)	(14,885)
Total operating expenses	23,288,333	16,371,484
Loss from operations	(18,813,426)	(15,465,834)

Other income (expense)
Interest expense	(592,755)	(726,095)
Other	53,884	28,140
Total other income (expense)	(538,871)	(697,955)

Net loss	(19,352,297)	(16,163,789)

Loss per share (basic and diluted) (Note 13)	$(3.16)	$(5.84)
Weighted average number of shares (basic and diluted)	6,143,122	2,768,732

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

The link below will take you to the Worksport Investor Relations Website. After 4:30pm ET, you may download the accompanying earnings call prepared remark and deck there; investors are highly encouraged to review this material:

●	FY 2025- Earnings Call Prepared Remarks - Download Here

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.